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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            January 18, 2000
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                            Specialty Catalog Corp.
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             (Exact name of registrant as specified in its charter)



Delaware                               0-21499                      04-3253301
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
 of incorporation)                                           Identification No.)



21 Bristol Drive, South Easton, Massachusetts                   02375
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  (Address of principal executive offices)                   (Zip code)

Registrant's telephone number, including area code        (508)  238-0199
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                                      N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

      On January 19, 2000, Specialty Catalog Corp. (the "Company") issued a press release announcing that it had entered into a definitive agreement (the "Merger Agreement") for the previously announced sale of the Company to companies controlled by Golub Associates Incorporated ("GAI") and its affiliates. The Company's Board of Directors has approved the Merger Agreement and has recommended that the Company's stockholders approve the Merger Agreement. In addition, stockholders holding approximately 35.7 percent of the Company's common stock have agreed to vote their shares in favor of the proposed merger and have granted proxies to GAI to vote their shares in favor of the merger. The merger is subject to the satisfaction of a number of closing conditions, including, GAI obtaining financing necessary to complete the transaction, approval by the Company's stockholders and execution of employment agreements with certain members of senior management. No assurance can be given that all of the conditions necessary for the transaction to be closed will be satisfied. The merger is expected to close in the spring of 2000.

      The Merger Agreement further provides that in the event the Company accepts or recommends to its stockholders a competing offer the Company shall pay to GAI a break_up fee of 5 per cent of the value of the transaction and reimburse the expenses incurred by GAI. Additionally, the Company has granted GAI an option to purchase 500,000 shares of the Company's common stock at $5 per share, which may be exercised by GAI in the event the Company accepts or recommends to its stockholders a competing offer.

       The foregoing summary of the press release, the Merger Agreement and the Company Option Agreement are qualified by the copy of the press release attached hereto as Exhibit 99.1, the Merger Agreement attached hereto as Exhibit 2.1, and the Company Option Agreement attached hereto as Exhibit 2.2, each of which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         2.1 Agreement and Plan of Recapitalization and Merger by and among Golub Associates Incorporated, Catalog Acquisition Corp., and Specialty Catalog Corp. dated January 18, 2000. (The Stockholders Agreement dated December 2, 1999 included as Exhibit A to the Agreement and Plan of Recapitalization and Merger is omitted and the Company agrees to supplementally furnish the Commission with a copy of such upon request.)

         2.2 Company Option Agreement dated January 18, 2000 by and among Golub Associates Incorporated and Specialty Catalog Corp.

         99.1     Press release dated January 19, 2000.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2000              SPECIALTY CATALOG CORP.


                                      By: /s/ Thomas K. McCain
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                                          Thomas K. McCain, Senior Vice
                                          President and Chief Financial Officer